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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of Coherent, Inc. on Form S-8 pertaining to the 1998 Director Option Plan of our report dated October 30, 2002, with respect to the consolidated financial statements of Lambda Physik AG included in the Annual Report on Form 10-K of Coherent, Inc. for the year ended September 28, 2002, filed with the Securities and Exchange Commission.

Ernst & Young
Revisions- und Treuhandgesellschaft mbH
Wirtschaftspruefungsgesellschaft
Steuerberatungsgesellschaft
(formerly named: Arthur Andersen
Wirtschaftspruefungsgesellschaft
Steuerberatungsgesellschaft mbH)

/s/ Hentschel      /s/ Boelsems

Hanover, Germany
April 4, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS